UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

Elevation Oncology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40523	81-1771427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Ave., 12th Floor New York, New York, 10019
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (716) 371-1125

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 17, 2022, Elevation Oncology, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and the following proposals were adopted:

1.	Election of two Class I Directors, Shawn M. Leland, Pharm.D., R.Ph. and R. Michael Carruthers, each to serve a three-year term, which will expire at the 2025 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until such director’s earlier resignation or removal. The vote tally was as follows:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Shawn M. Leland, Pharm.D., R.Ph.	9,004,600	1,911,721	1,887,559
R. Michael Carruthers	8,994,636	1,921,685	1,887,559

2.	Ratification of appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. The vote tally was as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
12,798,170	5,709	1	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELEVATION ONCOLOGY, INC.

Date: June 21, 2022	By:	/s/ Shawn M. Leland
Shawn M. Leland, Pharm.D., R.Ph.
President, Chief Executive Officer and Director